CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 6 to Registration Statement No. 333-99391 of WCMA® Tax-Exempt Fund on Form N-1A of our reports dated May 27, 2008, relating to the financial statements and financial highlights of the applicable Fund and the applicable LLC listed below, appearing in the corresponding Annual Reports on Form N-CSR of the Fund and of the LLC, for the year ended March 31, 2008, and to the references to us under the heading “Financial Highlights” in the Prospectus and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

Name

WCMA® Money Fund

Master Money LLC (formerly Master Money Trust)

WCMA® Government Securities Fund

Master Government Securities LLC (formerly Master Government Securities Trust)

WCMA® Tax-Exempt Fund

Master Tax-Exempt LLC (formerly Master Tax-Exempt Trust)

WCMA® Treasury Fund

Master Treasury LLC (formerly Master Treasury Trust)

/s/ Deloitte & Touche LLP

Princeton, New Jersey

July 25, 2008